UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

SCHEDULE 14C

________________________________

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

ACTELIS NETWORKS, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ACTION TAKEN PURSUANT TO
WRITTEN CONSENT OF STOCKHOLDERS

To the Shareholders of Actelis Networks, Inc.:

This Notice and the accompanying Information Statement are being furnished to the shareholders of Actelis Networks, Inc., a Delaware corporation (the “Company”), in connection with action taken by Company’s Board of Directors (the “Board”) on March 8, 2023, and by 8,976,756 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) out of 17,407,565 Common Stock of the Company as of March 15, 2023, or 51.57% of the voting power of the Company, a majority of the issued and outstanding voting securities of the Company, approving, by written consent dated March 16, 2023, the following item:

1.      One or more amendments, substantially in the form attached hereto as Exhibit A, to the Company’s amended and restated certificate of incorporation (the “Charter”) to effect one or more reverse stock splits of the Company’s issued Common Stock, at a ratio of not less than one-for-six and not more than one-for-ten and in the aggregate at a ratio of not more than one-for-ten, inclusive, with the exact ratio to be set at a whole number within this range to be determined by the Company’s board of directors (the “Board”), or any duly constituted committee thereof, in its discretion, and to authorize the Board to implement any such reverse stock split by filing any such amendment to the Charter with the Secretary of State of the State of Delaware at any time following such approval the authorization of the Company’s Board to affect one or more reverse stock splits of the Company’s common stock, par value $0.0001 per share at any time prior to March 16, 2024, by a ratio of no less than 1-for-6 and, in the aggregate, no more than 1-for-10, with the exact ratio to be determined by the Board in its sole discretion.

The action to be taken shall be taken at such future date as determined by the Board, but in no event earlier than the 20th day after this Information Statement, is mailed or furnished on March 27, 2023 to the shareholders of record as of March 27, 2023.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information.

By order of our Board of Directors,
Yours Truly,
/s/ Tuvia Barlev
Tuvia Barlev
Chairman
Chief Executive Officer and Director

Fremont, California
March 27, 2023

INFORMATION STATEMENT
OF
ACTELIS NETWORKS, INC.

4039 Clipper Court

Fremont, CA 94538

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Actelis Networks, Inc., a Delaware corporation (the “Company”), is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Delaware law. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under applicable Delaware law are afforded to the Company’s stockholders as a result of the adoption of the resolution hereunder.

On March 8, 2023, our Board of Directors (the “Board”) approved, and 8,976,756 shares of Common Stock out of 17,407,565 Common Stock of the Company as of March 15, 2023, or 51.57% of the voting power of the Company, a majority of the issued and outstanding voting securities of the Company, approved, by written consent dated March 16, 2023, the following item: a resolution seeking stockholder approval regarding the authorization of the Company’s Board to approve one or more amendments, substantially in the form attached hereto as Exhibit A, to the Company’s amended and restated certificate of incorporation (the “Charter”) to effect one or more reverse stock splits of the Company’s issued common stock, par value $0.0001 per share (“Common Stock”), at a ratio of not less than one-for-six and not more than one-for-ten and in the aggregate at a ratio of not more than one-for-ten, inclusive, with the exact ratio to be set at a whole number within this range to be determined by the Board, or any duly constituted committee thereof, in its discretion, and to authorize the Board to implement any such reverse stock split by filing any such amendment to the Charter with the Secretary of State of the State of Delaware at any time following such approval (the “Reverse Stock Split”). Our Board approved the Reverse Stock Split because such a split may increase the market price of the Company’s Common Stock to meet the continued listing bid price of the Nasdaq Capital Market.

This Information Statement is first being mailed or furnished to stockholders on or about March 27, 2023 to shareholders of record as of March 27, 2023.

Interests of Certain Persons in Matters Acted Upon

Other than as described above, and except in their capacity as shareholders (which interest does not differ from that of the other holders of Company’s Common Stock), none of our officers, directors, or any of their respective affiliates or associates has any interest in the matters being acted upon.

ACTION NO. 1
AUTHORIZATION OF THE REVERSE STOCK SPLIT

General

The Board believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. The Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to each time select an approved reverse stock split ratio and effect the approved reverse stock split(s) by filing the amendment(s) to affect the Reverse Stock Split with the Secretary of State of the State of Delaware. If implemented, a Reverse Stock Split will become effective as of the beginning of the business day after the filing of the amendment to affect the Reverse Stock Split with the Secretary of State of the State of Delaware. This amendment will not change the number of the Company’s authorized shares or par value of the Common Stock. After a Reverse Stock Split, if implemented, the number of authorized Common Stock will remain at 30,000,000 shares of Common Stock.

The Board believes that the approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the Reverse Stock Split. If stockholders approve the Reverse Stock Split, the Reserve Stock Split(s) will be affected, if at all, only upon a determination by the Board that the Reverse Stock Split(s) is (are) in the Company’s and the stockholders’ best interests at that time. In connection with any determination to effect one or more Reverse Stock Splits, the Board will set the time for such a split and select a specific exchange ratio within the range. These determinations will be made by the Board with the intention to create the greatest marketability of the Common Stock based upon prevailing market conditions at that time.

The Board reserves its right to elect not to proceed, and abandon, the Reverse Stock Split if it determines, in its sole discretion, that implementing this proposal is not in the best interests of the Company and its stockholders.

Purpose of the Reverse Stock Split

The purpose for seeking approval to affect a Reverse Stock Split is to increase the market price of the Common Stock. The Company believes that affecting a reverse stock split will help it regain compliance with the minimum bid price of $1.00 per share listing that is a requirement to maintain the listing of the Common Stock on the Nasdaq Capital Market. Additionally, the Company believes that reducing the number of outstanding shares of Common Stock may be preferred by potential investors to provide financing, if necessary, for the Company.

On November 4, 2022, the Company received the Notice from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that, based upon the closing bid price of the Common Stock for the previous 30 consecutive business days, the Common Stock did not meet the minimum bid price of $1.00 per share required by Nasdaq Rule 5450(a)(1) (the “Nasdaq Notification”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has a period of 180 calendar days from the date of the Nasdaq Notification, or until May 2, 2023, to achieve compliance with the minimum bid price requirement by closing at or above $1.00 per share for a minimum of 10 consecutive business days.

The Company and the Board believe that maintaining the listing of the Common Stock on the Nasdaq is in the best interests of the Company and its stockholders and therefore proposes to undertake a Reverse Stock Split to cause the Common Stock to commence trading above the $1.00 minimum bid price requirement of Nasdaq. Delisting from Nasdaq may adversely affect our ability to raise additional financing through the public or private sale of equity securities, may significantly affect the ability of investors to trade our securities and may negatively affect the value and liquidity of our common stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities.

The Board intends to affect a Reverse Stock Split only if it believes that a decrease in the number of Common Stock outstanding is likely to increase the trading price for the Common Stock, and only if the implementation of a Reverse Stock Split is determined by the Board to be in the best interests of the Company and its stockholders. There can be no assurance that any Reverse Stock Split, if and when implemented, will achieve any of the desired results. There also can be no assurance that the Company will be successful in maintaining compliance with Nasdaq requirements or that the price per Common Stock immediately after any such Reverse Stock Split, if implemented, will increase proportionately with any Reverse Stock Split, or that any increase will be sustained for any period of time.

The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding as of March 15, 2023:

•        in a 1-for-6 reverse stock split, every 6 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 17,407,565 shares to 2,901,261 shares;

•        in a 1-for-8 reverse stock split, every 8 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 17,407,565 shares to 2,175,946 shares;

•        in a 1-for-10 reverse stock split, every 10 shares owned by a stockholder would be exchanged for one share; and the number of shares of our Common Stock issued and outstanding will be reduced from 17,407,565 shares to 1,740,757 shares.

Procedure for Exchange of Stock Certificates

As soon as practicable after the effective date of a Reverse Stock Split, stockholders holding Common Stock in physical certificate form will be sent a letter of transmittal from the Company notifying them that the reverse stock split has been affected. The letter of transmittal will contain instructions on how stockholders should surrender to the Company’s exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares. The Company expects that its transfer agent will act as its exchange agent for purposes of implementing the exchange of share certificates. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

After the filing of the amendment with the Secretary of State in the State of Delaware, the Common Stock will have a new CUSIP number, which is a number used to identify its equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Stockholders holding shares in book-entry form with the transfer agent need not take any action to receive post-split shares or cash payment in lieu of any fractional share interest, if applicable. If a stockholder is entitled to post-Reverse Stock Split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of Common Stock held following a Reverse Stock Split.

Upon a Reverse Stock Split, the Company intends to treat shares held by stockholder in “street name” through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Stock Split for their beneficial holders holding shares in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will receive a number of shares rounded up to the nearest whole share.

Material Effects of the Reverse Stock Split on Outstanding Equity Rights

All outstanding options, warrants, restricted stock and restricted stock units (collectively, the “Outstanding Equity Rights”), entitling the holders thereof to acquire, through purchase, exchange, conversion or otherwise, shares of Common Stock will enable such holders to acquire upon exercise or conversion, as applicable, of their respective

Outstanding Equity Rights that number of shares of Common Stock, as applicable, which such holders would have been able to purchase upon exercise or conversion, as and to the extent applicable, of their respective Outstanding Equity Rights immediately preceding the Reverse Stock Split, at an exercise price or conversion rate, as and to the extent applicable, equal to the exercise price or conversion rate, as applicable, specified before the Reverse Stock Split, resulting in the same aggregate price being required to be paid upon exercise or conversion thereof immediately preceding the Reverse Stock Split.

No Dissenter’s Rights

Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenter’s rights with respect to the Reverse Stock Split proposal, and the Company does not intend to independently provide stockholders with any such right.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Certain Federal Income Tax Consequences

Each stockholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Stock Split. It addresses only stockholders who hold the pre-Reverse Stock Split shares and post-Reverse Stock Split shares as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-Reverse Stock Split shares as part of a straddle, hedge, or conversion transaction, stockholders who hold the pre-Reverse Stock Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), stockholders who are subject to the alternative minimum tax provisions of the Code, and stockholders who acquired their pre-Reverse Stock Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign, and other laws. Furthermore, the Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Stock Split.

The Reverse Stock Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Stock Split qualifies as reorganization, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-Reverse Stock Split shares received will be equal to the aggregate tax basis of the pre-Reverse Stock Split shares exchanged (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-Reverse Stock Split shares received will include the holding period of the pre-Reverse Stock Split shares exchanged.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

To ensure compliance with Treasury Department Circular 230, each holder of Common Stock is hereby notified that: (a) any discussion of U.S. federal tax issues in this information statement is not intended or written to be used, and cannot be used, by such holder for the purpose of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in furtherance of the Reverse Stock Split on the terms described herein and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of March 15, 2023, information concerning ownership of our securities by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group; and (iv) each person known to us to be the beneficial owner of more than five percent of each class. That table is based on            issued and outstanding shares as of March 15, 2023.

The number and percentage of shares beneficially owned includes any shares as to which the named person has sole or shared voting power or investment power and any shares that the named person has the right to acquire within 60 days.

Name of Beneficial Owner(1)	No. of Shares Beneficially Owned	% of Class
Tuvia Barlev(2)	1,615,378	9.23%
Yoav Efron(3)	120,629	*
Eyal Aharon(4)	38,176	*
Yaron Altit(5)	106,991	*
Michal Winkler-Solomon(6)	39,063	*
Hemi Kabir(7)	45,954	*
Jan Ruderman(8)	7,246	*
Israel Niv(9)	668,053	3.84%
Elad Domanovitz(10)	52,293	*
Noemi Schmayer	—	—
Joseph Moscovitz	—	—
Dr. Naama Halevi-Davidov	—	—

All executive officers and directors as a group (12 persons)	2,693,783	15.47%

5% Stockholders
Isard Dunietz(11)	1,147,870	6.60%

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of the following entities or individuals is 4039 Clipper Court, Fremont, CA 94538.

(2)      Consists of 1,615,378 shares of common stock held by Mr. Barlev.

(3)      Includes 117,408 shares of common stock issuable upon the exercise of options issued to Mr. Efron which options are exercisable within 60 days from the March 15, 2023.

(4)      Includes shares of common stock issuable upon the exercise of options issued to Mr. Aharon which options are exercisable within 60 days from the March 15, 2023.

(5)      Includes 106,991 shares of common stock issuable upon the exercise of options issued to Mr. Altit which options are exercisable within 60 days from the March 15, 2023.

(6)      Includes 39,063 shares of common stock issuable upon the exercise of options issued to Ms. Winkler Solomon which options are exercisable within 60 days from the March 15, 2023.

(7)     Includes 45,954 shares of common stock issuable upon the exercise of options issued to Mr. Kabir which options are exercisable within 60 days from the March 15, 2023.

(8)     Includes 7,246 shares of common stock issuable upon the exercise of options issued to Mr. Ruderman which options are exercisable within 60 days from the March 15, 2023.

(9)     Consists of (i) 458,557 shares of common stock held by The Niv Family Trust, for which the Reporting Person and his spouse serve as trustees; (ii) 139,387 shares of common stock held by Sharon Hava Niv 2015 Family Trust for which Mr. Niv and his spouse serve as trustee; and (iii) 70,109 shares of common stock issuable upon the exercise of options issued to Mr. Niv which options are exercisable within 60 days from the March 15, 2023.

(10)    Includes 52,293 shares of common stock issuable upon the exercise of options issued to Mr. Domanovitz which options are exercisable within 60 days from the March 15, 2023.

(11)    Mr. Dunietz’s address is 638 La Salle Place, Highland Park, IL 60035.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

Actelis Networks, Inc. files annual, quarterly and special reports and other information with the SEC that can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0405. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company’s filings are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s website (www.sec.gov). Copies of such materials may also be obtained by mail from the public reference section of the SEC at 100 F Street, N.E., Room 1850, Washington, D.C. 20549-0405 at prescribed rates.

In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our charters for our Audit, Compensation and Corporate Governance and Nominating Committees are available on our website. The address of our website is www.actelis.com; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on Nasdaq under the symbol ASNS.

Our transfer agent is VStock Transfer LLC. Their address is 18 Lafayette Pl, Woodmere, NY 11598, USA.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to: Actelis Networks, Inc. 4039 Clipper Court, Fremont, CA, 94538, Attn: Corporate Secretary, Tel: (510) 545-1045.

ACTELIS NETWORKS, INC.
4039 Clipper Court
Fremont, CA 94538

This Information Statement is first being mailed or furnished to stockholders on or about March 27, 2023 to shareholders of record as of March 27, 2023. The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

ACTELIS NETWORKS, INC. IS NOT ASKING YOU FOR A PROXY AND YOU ARE NOT
REQUESTED TO SEND ACTELIS NETWORKS, INC. A PROXY

Yours Truly,

/s/ Tuvia Barlev
Tuvia Barlev
Chairman
Chief Executive Officer and Director
Fremont, California
March 27, 2023

Exhibit A

CERTIFICATE OF AMENDMENT

TO THE
TWENTY FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ACTELIS NETWORKS, INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), Actelis Networks, Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On            , the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment (the “Amendment”) to the Corporation’s Twenty Fourth Amended and Restated Certificate of Incorporation (the “Certificate”).

B. Article IV of the Certificate is hereby amended by adding the following paragraph:

“3. Reverse Stock Split.

As of the close of business on            , (4:01 p.m. Eastern Standard Time) (the “Reverse Split Date”), each            shares of Common Stock issued and outstanding immediately prior to the Reverse Split Date (referred to in this paragraph as the “Old Common Stock”) automatically and without any action on the part of the Corporation or any holder thereof will be reclassified and changed into one share of new Common Stock, par value $0.0001 per share (referred to in this paragraph as the “New Common Stock”), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each stockholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, a New Certificate representing the number of shares such stockholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all of his, her or its certificates for exchange, the Corporation shall carry forward any fractional shares until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.0001 par value of each such share.”

C. This Amendment to the Certificate has been duly approved and adopted by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 and Section 242 of the DGCL.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, to be signed by a duly authorized officer of the Corporation on this            day of            .

A-2